Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autodesk, Inc. 2000 Directors’ Option Plan of our reports dated March 27, 2008, with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2008, and the effectiveness of internal control over financial reporting of Autodesk, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

September 8, 2008